UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2023 (February 21, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Compensatory Arrangements of Certain Officers.

On February 21, 2023, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunnova Energy International Inc. (the “Company”) approved the following compensation arrangements for the Company’s named executive officers (as identified in the Company’s 2022 proxy statement), other than the Chief Executive Officer. Upon the recommendation of the Committee, the independent directors of the Board approved the following compensation arrangements for the Chief Executive Officer.

Officer Titles

The Company and the following executive officers revised the officers’ respective titles and responsibilities as follows: Michael Grasso’s title was revised from Executive Vice President, Chief Marketing and Growth Officer to Executive Vice President, Chief Revenue Officer; Kris Hillstrand’s title was revised from Executive Vice President, Chief Operating Officer to Executive Vice President, International and Direct; Chris Hayden’s title was revised from Executive Vice President, Chief Information Officer to Executive Vice President, Chief Technology Officer; Paul Mathews’s title was revised from Executive Vice President, Service – Americas to Executive Vice President, Service – Americas and Supply Chain; and John Santo Salvo’s title was revised from Executive Vice President, Chief Commercial Officer, Dealers and Supply Chain to Executive Vice President, Chief Procurement Officer.

2023 Base Salaries

2023 base salaries for the named executive officers Kris W. Hillstrand and Michael Grasso were increased from $350,000 to $375,000 effective as of April 1, 2023. Additionally, the 2023 base salary for the named executive officer William J. Berger was increased from $550,000 to $650,000, effective as of April 1, 2023.

Fiscal 2024 Long-Term Incentive Award Target Value

The Committee established target values for 2024 long-term incentive awards for certain of the Company’s named executive officers. The 2024 target percentage for Robert L. Lane was set as 400% of 2023 base salary with a target aggregate grant date fair value of $1,600,000, but the actual amounts granted may be less than, equal to or greater than the target levels depending on individual performance. This target aggregate grant date fair values of 2024 long-term incentive awards is shown as a percentage of 2023 base salary as approved by the Committee on February 21, 2023. The target aggregate grant date fair values will be allocated by the Committee among various types of awards that are permitted under the Company’s 2019 Long-Term Incentive Plan.

Director Compensation

The Committee determined that the lead independent director will receive a $15,000 annual cash retainer.

Planned Retirement of Mr. Baker as General Counsel

On February 27, 2023, the Company announced that Walter A. Baker, Executive Vice President, General Counsel, had commenced discussions with the Company concerning his transition to retirement, including the effective date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: February 27, 2023	By:	/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald
Senior Vice President, Deputy General Counsel and Secretary